Exhibit 99.1

Marvel will host a webcast today for all investors at 9:00 a.m. EST available at: www.marvel.com/webcasts or www.fulldisclosure.com

MARVEL REPORTS Q1 2006 EARNINGS PER SHARE OF $0.19

- Raises 2006 EPS Guidance Range to $0.46 - $0.57,

Principally Reflecting Accretion From Share Repurchases -

- Completes $250 Million Share Repurchase Program and

Board Authorizes $100 Million Share Repurchase Program -

New York, New York – May 4, 2006 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for the first quarter ended March 31, 2006.

For Q1 2006, Marvel reported net income of $17.5 million, or $0.19 per diluted share, net of a $0.01 per diluted share charge for option-based payments as the company implemented FAS 123R for the expensing of stock options. This compares to net income of $27.7 million, or $0.25 per diluted share, in the year-ago first quarter period, which did not include any stock option expense.

Marvel Entertainment, Inc. Segment Net Sales/Operating Income (Unaudited) (in millions)
	Three Months Ended March 31, 2006 2005
Licensing: Net Sales	$39.6	$ 71.2
Operating Income (1)	23.7	39.7
Publishing: Net Sales	23.9	22.4
Operating Income	8.9	8.9
Toys: Net Sales	26.6	10.5
Operating Income	4.0	4.4
Corporate Overhead:	(4.6)	(5.0)
TOTAL NET SALES	$90.1	$104.1
TOTAL OPERATING INCOME	$32.0	$48.0

(1)	First quarter 2005 includes the impact of a $10 million, one-time charge related to the settlement of litigation with Stan Lee.

Marvel’s Chairman, Morton Handel, commented, “Marvel reported solid financial performance and strong cash flows from operations during the first quarter. Reflecting our high level of confidence in Marvel’s ability to generate strong levels of free cash flow over the long-term, the Board has approved a new $100 million share repurchase authorization. We believe repurchases represent the best use of our available cash flow at this time, are accretive to earnings and will provide an attractive long-term return on investment.

“The Marvel-produced feature film slate is developing rapidly, and we have engaged directors and writers to spearhead the development of scripts for Iron Man, Captain America, the Incredible Hulk, Thor, Ant-Man and Nick Fury. It is still too early to know which property will be first to begin production, but we have targeted our first release for the summer of 2008. Nearer term, we eagerly await the release this month of our X-Men sequel, and we have a strong slate of films scheduled for release in 2007. These films, produced by studio partners, include sequels to our Spider-Man and Fantastic Four franchises as well as the feature film debut for our Ghost Rider character.”

Marvel Entertainment Q1 2006 Results, 5/4/06	page 2 of 7

First Quarter Segment Review:

•

Licensing Segment net sales decreased to $39.6 million, a decline of 44% from the year-ago period, primarily due to lower contributions from domestic licensing, Marvel Studios and Marvel’s Spider-Man merchandising joint venture with Sony. Net sales related to the Studio operations during Q1 2005 included approximately $15 million associated with payments for Spider-Man II box office and DVD/video sales and advances related to the commencement of production on Spider-Man III that were not repeated during Q1 2006. International licensing net sales of $12.1 million, excluding the activity of the joint venture, increased 30% year-over-year.

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended
	3/31/06	3/31/05
Domestic Consumer Products	$23.7	$33.5
International Consumer Products	12.1	9.3
Spider-Man L.P.	2.0	11.0
Studios	1.8	17.4
Total	$39.6	$71.2

Operating margins in the licensing division were 60% in Q1 2006, slightly above margins of 56% in the prior-year period which were impacted by a one-time charge of $10 million related to the settlement of litigation with Stan Lee.

•

Marvel’s Publishing Segment net sales increased 6.7% from the year-ago period to $23.9 million, due primarily to higher sales in the direct market. Growth in the direct market resulted from increasing comic sales leading into this summer’s Civil War marketing event and strong reprints of trades. Publishing segment operating income in Q1 2006 was $8.9 million, an operating margin of 37%, compared to $8.9 million in operating income and an operating margin of 40% in the prior-year period. Operating margins declined versus last year due to a slight escalation in talent and paper costs.

•

The transition in Marvel’s Toy Segment net sales from toys produced by our master toy licensee in 2005 to all toy production by Marvel in 2006 led to an expected year-over-year increase in segment revenues. Sales in the quarter were due primarily to core classic Marvel character lines and toys based on the Curious George in-licensed character. The shift from sales recorded in 2005 as royalty and service fee income, with no corresponding Cost of Revenues expense, to sales recorded in 2006 as wholesale sales subject to the corresponding Cost of Revenues expense, was a primary factor in operating margins decreasing to 15% for the first quarter of 2006, as compared to 42% in last year’s period. Additionally, Q1 2006 toy S,G&A includes an expense provision of approximately $2.6 million for additional transition costs associated with the termination of the master toy license with Toy Biz Worldwide Ltd. (TBW). During April 2006, Marvel relocated nearly all of its molds and tooling away from TBW to larger, more established vendors. That transition will adversely affect full year 2006 toy production and related sales.

Marvel Entertainment, Inc. Toy Sales Summary (Unaudited) (in millions)
	Three Months Ended
	3/31/06	3/31/05
Marvel Toy Net Sales	$26.6	$4.1
Toy License:
- Toy Royalties	--	3.4
- Fees for Services Rendered	--	3.0
Total Toy Segment	$26.6	$10.5

Marvel Entertainment Q1 2006 Results, 5/4/06	page 3 of 7

Balance Sheet and Share Repurchase Update:

During Q1 2006 Marvel repurchased 7.2 million shares of its common stock for an aggregate consideration of $124 million under the Company’s November 2005 $250 million share repurchase authorization. The Q1 2006 repurchases were financed through existing cash balances and cash generated from operations. Subsequent to the end of the first quarter, the Company purchased an additional 1.1 million shares for a cost of $22 million, which was primarily financed with borrowings under its bank credit facility. These purchases completed Marvel’s $250 million share repurchase program, and the Board has approved a new $100 million share repurchase authorization. Marvel had $20 million in borrowings under its working capital credit facility as of April 28, 2006.

Marvel Studios (Development and release dates for licensed properties are controlled by studio partners)
Marvel Character Feature Film Line-Up For 2006
Film/Character	Studio/Distributor	Status
X-Men 3	Fox	May 26, 2006 release
Marvel Character Feature Film Line-Up For 2007
Film/Character	Studio/Distributor	Status
Ghost Rider	Sony	In post-production, February 16, 2007 release
Spider-Man 3	Sony	In production, May 4, 2007 release
Fantastic Four 2	Fox	In early pre-production, July 4, 2007 release (1)
Film Projects Being Developed by Marvel (Partial List) The first film is anticipated for release in 2008.
Film/Character	Studio	Status
Ant-Man	Marvel	Writer and director engaged (1)
Captain America	Marvel	Writer engaged (1)
Hulk 2	Marvel	Writer engaged (1)
Iron Man	Marvel	Writer and director engaged (1)
Nick Fury	Marvel	Writer engaged (1)
Thor	Marvel	Writer engaged (1)
The Avengers, Black Panther, Cloak & Dagger, Doctor Strange, Hawkeye, Power Pack and Shang-Chi are also projects to be developed by Marvel.
Marvel Character Licensed Film Development Pipeline (Partial List)
Film/Character	Studio/Distributor	Status
Wolverine	Fox	TBD
The Punisher 2	Lions Gate	TBD
Magneto	Fox	TBD (1)
Namor	Universal	TBD (1)
Luke Cage	Sony	TBD (1)
Marvel Character Animated TV Projects in Development
Character	Studio	Status
Fantastic Four	Moonscoop SAS (France)	26, 30 minute episodes airing in 2006; U.S. distribution expected on Cartoon Network (1)
Wolverine	First Serve Toonz (India)	26, 30 minute episodes in development (1)
Iron Man	Method Films (France)	26, 30 minute episodes in development (1)
Marvel Character Animated Direct-to-Video Projects in Development

Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Titles include: Ultimate Avengers (released February 21, 2006), Ultimate Avengers 2 (scheduled for Q3 2006) (1), Iron Man and Doctor Strange.

Marvel Entertainment Q1 2006 Results, 5/4/06	page 4 of 7

Marvel Character Live Action TV Projects (Partial List)
Blade, in production and premiering on Spike TV in June 2006 (1); Alter Ego and Skrull Kill Krew in development.

2006 Video Game Release (Release date controlled by Publishing partner)
Publisher	Character	Release
Activision	X-Men 3	1H 2006
(1)	Represents a change from the previously supplied schedule

TBD = To Be Determined

Guidance and Drivers: Cash flow from operations is expected to exceed $120 million in 2006 as cash payments from licensing contracts executed in prior years are made to the Company. Strength in the licensing segment is being largely off-set by declines in the toy segment resulting from a disruption in sales due to the transition in tooling to new vendors. Marvel is revising its 2006 guidance ranges, as highlighted below, due to the shift to the higher-margin licensing segment, coupled with the positive impact of share repurchases to date.

Marvel Entertainment – Financial Guidance
(in millions, except per-share amounts)	Updated 2006 Guidance	Previous 2006 Guidance (2)	2005 Actual
Net sales	$320 - $350	$320 - $350	$390
Net income (3)	$40 - $53	$38 - $53	$103 (1)
Diluted EPS (3)	$0.46 - $0.57	$0.44 - $0.55	$0.97 (1)

(1) FY 2005 net income and diluted EPS include a one-time charge of approximately $12.5 million associated with the early termination of Marvel’s toy licensee, Toy Biz Worldwide Ltd.

(2) Previous 2006 guidance ranges were originally provided on February 23, 2006.

(3) 2006 Net income and EPS reflect $6.5 million in non-cash expenses related to the implementation of FAS 123R.

2006 Financial Guidance:

Marvel’s financial guidance reflects the following factors:

•	Nominal contributions from the X-Men 3 feature film slated for release in May 2006.
•	Modest expected initial contributions from animated projects: Ultimate Avengers direct-to-DVD released in Q1 2006 and the Fantastic Four animated television series.
•	Contributions from wholesale sales of X-Men 3 movie, Curious George and Marvel Legends toys.
•	$2 - $4 million expected from the Spider-Man merchandising joint venture, $2 million of which was recorded in Q1 2006 (compared to roughly $25 million in 2005).
•	Studio revenues of $10 - $13 million, $1.8 million of which was recorded in Q1 2006 (compared to $25 million in 2005).
•	Continued, modest top-line and bottom-line growth from the publishing division.
•	Roughly $6.5 million of incremental non-cash expenses related to the expensing of stock options, $1.8 million of which was recorded in Q1 2006.
•	Up to $5 million in incremental expenses related to the expansion of activities and infrastructure within the Marvel Studio operations.
•	Marvel’s guidance does not reflect the benefit of additional share repurchase activity since May 3, 2006.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting in its interim financial results from period to period and could have a material impact on quarterly results as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

Marvel Entertainment Q1 2006 Results, 5/4/06	page 5 of 7

About Marvel Entertainment, Inc.

With a library of over 5,000 characters, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused on utilizing its character franchises in licensing, entertainment, publishing and toys. Areas of emphasis include feature films, DVD/home video, consumer products, video games, action figures and role-playing toys, television and promotions. Rooted in the creative success of over sixty years of comic book publishing, Marvel's strategy is to leverage its character franchises in a growing array of opportunities around the world. For more information visit www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, transition difficulties between licensees, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China.

In addition, in connection with Marvel’s studio operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s or Marvel Studios’ financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity which could interrupt film production, (v) that Marvel Studios has not, in the past, produced film projects on its own, (vi) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vii) piracy of films and related products, (viii) Marvel Studios’ dependence on a single distributor, (ix) that Marvel will depend on its distributor for the implementation of internal controls related to the accounting of film-production activities, (x) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (xi) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xii) fluctuations in reported income or loss related to the accounting of film-production activities.

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:

Matt Finick – SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Entertainment Q1 2006 Results, 5/4/06	page 6 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Net sales	$90,058	$104,144

Costs and expenses:
Cost of revenues (excluding depreciation expense)	23,883	12,304
Selling, general and administrative	33,778	43,697
Depreciation and amortization	2,293	1,033
Total costs and expenses	59,954	57,034
Other income, net	1,915	846
Operating income	32,019	47,956
Interest expense (income), net	2,798	(1,159)
Income before income taxes and minority interest	29,221	49,115
Income tax expense	11,237	18,864
Minority interest in consolidated joint venture	475	2,530
Net income	$17,509	$27,721

Basic earnings per share attributable to common stock	$0.20	$0.27
Weighted average number of basic shares outstanding	86,114	104,561

Diluted earnings per share attributable to common stock	$0.19	$0.25
Weighted average number of diluted shares outstanding	91,467	111,239

Comprehensive income:
Net income	$17,509	$27,721
Other comprehensive loss	(58)	(66)
Comprehensive income	$17,451	$27,655

Marvel Entertainment Q1 2006 Results, 5/4/06	page 7 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$16,997	$24,227
Restricted cash	7,331	8,383
Short–term investments	5,039	15,139
Accounts receivable, net	56,809	59,108
Inventories, net	15,237	9,177
Deferred income taxes, net	19,553	19,553
Prepaid expenses and other current assets	4,396	4,785
Total current assets	125,362	140,372

Molds, tools and equipment, net	6,403	5,659
Product and package design costs, net	4,773	1,023
Goodwill	341,708	341,708
Accounts receivable, non–current portion	34,857	20,290
Deferred income taxes, net	53,656	36,460
Deferred financing costs	19,506	20,751
Advances to joint venture partner	4,828	3,489
Other assets	5,960	3,794

Total assets	$597,053	$573,546

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,955	$3,724
Accrued royalties	66,652	65,891
Accrued expenses and other current liabilities	45,459	57,360
Income taxes payable	26,638	12,295
Deferred revenue	26,666	10,865
Total current liabilities	169,370	150,135
Deferred revenue, non-current portion	130,573	24,787
Film slate facility obligation	26,800	25,800
Other liabilities	12,008	12,224
Total liabilities	338,751	212,946

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 122,147,969 issued and 83,442,887 outstanding in 2006 and 121,742,534 issued and 90,205,853 outstanding in 2005	1,220	1,217
Deferred stock compensation	(9,296)	(6,242)
Additional paid-in capital	602,340	594,873
Retained earnings	187,271	169,762
Accumulated other comprehensive loss	(3,437)	(3,474)
Total stockholders’ equity before treasury stock	778,098	756,136
Treasury stock, at cost, 38,705,082 shares in 2006 and 31,536,681 shares in 2005	(519,796)	(395,536)
Total stockholders’ equity	258,302	360,600

Total liabilities and stockholders’ equity	$597,053	$573,546

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